FOR IMMEDIATE RELEASE               Contact:   Keoni Wagner, Hawaiian Airlines
August 26, 2004                                (808) 838-6778
                                               wagner@HawaiianAir.com
                                               ----------------------

                  HAWAIIAN AIRLINES TRUSTEE & HAWAIIAN HOLDINGS
                      AGREE ON JOINT PLAN OF REORGANIZATION

                 CREDITORS TO RECEIVE PAYMENT IN FULL FOR CLAIMS

         HONOLULU - Today Joshua Gotbaum, Trustee for Hawaiian Airlines, and the
airline's parent, Hawaiian Holdings, Inc. (Amex: HA) agreed to submit a joint plan of reorganization for the airline. If this plan is confirmed by the bankruptcy court, it would take Hawaiian out of bankruptcy and offer creditors payment in full for their claims. The proposed plan is to be filed with the bankruptcy court on Monday.

         "This plan provides value both to shareholders and creditors of
Hawaiian Airlines in a consensus proposal that will make it easier and faster to exit bankruptcy. It offers creditors payment in full for their claims while providing capital for Hawaiian's future growth," Gotbaum said. "The approval of this proposed plan will confirm Hawaiian Airlines' successful turn-around.
Hawaiian's bankruptcy may be the first ever in the airline industry that ends with creditors receiving payment in full for their claims. It is a testimony to the hard work both of Hawaiian Holdings and the more than 3,300 people who make up the airline."

         Larry Hershfield, Chairman of Hawaiian Holdings, said, "We are gratified that the Trustee and the equity holders of Hawaiian Airlines have agreed to submit a joint plan. We look forward to Hawaiian Airlines emerging from bankruptcy at the earliest possible date so that we can focus all of our efforts on taking full advantage of the exciting opportunities that lie ahead.
We believe Hawaiian's emergence will also benefit the State of Hawaii and the
Hawaiian economy, as we begin to take advantage of those opportunities."
Hershfield is Chairman of Ranch Capital, which is the managing member of RC
Aviation, LLC, which recently acquired a

substantial equity interest in Hawaiian Holdings. Pursuant to the proposed plan,
RC Aviation has committed to invest more than $160 million to purchase claims and reorganize the airline.

         Under the proposed plan, Hawaiian Airlines' aircraft lessors, its largest creditors, would receive 100% of their approved claim, either in a combination of 50% cash and 50% stock or, alternatively, by accepting a long-term note of Hawaiian. Other creditors would also be offered full payment of their claims, either in cash or in a combination of 50% cash and 50% stock, whichever they choose.

         Under the plan, Mark Dunkerley, Hawaiian Airlines' president and chief operating officer, would become chief executive officer. No other significant changes in management are contemplated. Hawaiian Holdings would resume control of the airline. The board of Hawaiian Holdings, including Mr. Hershfield and former American Airlines CEO Donald Carty, is expected to become the board of
Hawaiian Airlines. Hershfield said the boards of both Hawaiian Airlines and
Hawaiian Holdings may be expanded to include additional independent directors, both from industry and from Hawaii.

         Hershfield added, "Our next immediate task is to attempt to reach a consensual agreement with each of Hawaiian's labor groups, and to that end, we hope to continue our meetings with each in the coming weeks . Hawaiian's employees have been a large part of the reason for Hawaiian's success at a time when the rest of the industry is suffering, and they are an essential part of
Hawaiian's future."

         Hawaiian's Official Committee of Unsecured Creditors is reviewing the proposed plan.

         The proposed plan, the plans that have been filed by third-parties, and other plans that may be filed, will be reviewed in coming months by US
Bankruptcy Court Judge Robert Faris.

ABOUT HAWAIIAN AIRLINES

         Hawaiian Airlines, the nation's number one on-time carrier, is recognized as one of the best airlines in America. Business travelers recently surveyed by Conde Nast Traveler rated Hawaiian Airlines as having the best in-flight service and meals of any U.S. carrier. In addition, Hawaiian is ranked as the nation's fifth best airline overall by Travel + Leisure, ahead of every other carrier flying to Hawaii.

         Celebrating its 75th year of continuous service, Hawaiian Airlines is
Hawaii's biggest and longest-serving airline, and the second largest provider of passenger air service between Hawaii

and the mainland U.S. Hawaiian offers nonstop service to Hawaii from more mainland U.S. gateways than any other airline. Hawaiian also provides approximately 117 daily jet flights among the Hawaiian Islands, as well as service to Australia, American Samoa and Tahiti.

         Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc.
(AMEX and PCX: HA). Since the appointment of a bankruptcy trustee in May 2003,
Hawaiian Holdings has had no involvement in the management of Hawaiian Airlines and has had limited access to information concerning the airline. Additional information is available at HawaiianAir.com.

CAUTIONARY STATEMENT

         This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of Hawaiian Holdings, Inc. (the "company") with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of the company and Hawaiian Airlines that may cause the actual results of the company and Hawaiian Airlines to be materially different from any future results, expressed or implied, in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company and Hawaiian Airlines to continue as a going concern; the ability of
Hawaiian Airlines to obtain court approval with respect to motions in the
Chapter 11 proceeding prosecuted by it from time to time; the ability of
Hawaiian Airlines to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 case; risks associated with third parties seeking to propose and confirm one or more plans of reorganization with respect to the Chapter 11 case; risks associated with the appointment of a Chapter 11 trustee and the ability of the Chapter 11 trustee to successfully manage the day-to-day operations of Hawaiian Airlines; risks associated with the Chapter 11 trustee or third parties seeking to convert the case to a Chapter 7 case; the ability of Hawaiian Airlines to obtain and maintain normal terms with vendors and service providers; the ability of
Hawaiian Airlines to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 case on the liquidity or results of operations of the company and Hawaiian Airlines; the ability of Hawaiian
Airlines to fund and execute its business plan; the ability of the company and
Hawaiian Airlines to attract, motivate and/or retain key executives and associates; the ability of Hawaiian Airlines to attract and retain customers;
demand for transportation in the markets in which Hawaiian Airlines operates;
economic conditions; the effects of any hostilities or act of war (in the Middle
East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of aircraft insurance; aviation fuel costs;
security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the products of Hawaiian Airlines; and other risks and uncertainties set forth from time to time in the company's reports to the U.S. Securities and Exchange Commission.

         Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the various pre-petition liabilities of Hawaiian Airlines and the common stock and/or other equity securities of the company. No assurances can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies, and it is possible that Hawaiian Airline's equity will be restructured in a manner that will substantially reduce or eliminate any remaining value in Hawaiian Airline's equity and, therefore, in the company's equity. In addition, other factors may also affect the liquidity and value of the company's securities. Such factors include: uncertainty as to whether, or for how long the company's securities will continue to be listed or traded on
Amex, and the uncertainty whether, should the company's securities cease to be listed or traded on Amex, a comparable or substitute trading medium can be found. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.